Exhibit 16.1

September 20, 2019

Office of the Chief Accountant

Securities and Exchange Commission

Washington, DC 20549

Re: New Age Beverages Corporation

Commission File Number 001-38014

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by New Age Beverages Corporation in Item 4.01 of its Form 8-K dated September 20, 2019 and captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Accell Audit & Compliance, P.A.

4806 West Gandy Boulevard ● Tampa, Florida 33611 ● 813.440.6380